Exhibit 1.4

[Translation]

REGULATIONS OF THE BOARD OF CORPORATE AUDITORS

Established: June 29, 1994
Amended: May 1, 2002
Amended: June 23, 2004
Amended: January 28, 2005
Amended: July 27, 2005
Amended: June 23, 2006
Amended: September 14, 2006
Amended: October 22, 2008

HONDA MOTOR CO., LTD.

REGULATIONS OF THE BOARD OF CORPORATE AUDITORS

Article 1.    (Purpose)

These Regulations shall govern the matters concerning the Board of Corporate Auditors of the Company under laws and ordinances and its Articles of Incorporation.

Article 2.    (Composition)

1. The Board of Corporate Auditors shall be composed of all of the Corporate Auditors of the Company.

2. The Board of Corporate Auditors shall have a Full-time Corporate Auditor.

3. In addition to the preceding paragraph, the Board of Corporate Auditors shall have a chairman of the Board of Corporate Auditors and a Specified Corporate Auditor as stipulated in Article 7 hereof.

Article 3.    (Purpose of the Board of Corporate Auditors)

The Board of Corporate Auditors shall be reported to on important matters concerning audits and shall discuss and resolve those matters, but that does not preclude the Corporate Auditors from exercising their powers.

Article 4.    (Duties of the Corporate Auditors)

Corporate Auditors shall perform the duties set out below. However, the determination set out in Item 3 may not preclude any Corporate Auditor from exercising his or her powers as a Corporate Auditor.

(1)	Preparation of audit report.

(2)	Election and discharge of Full-time Corporate Auditors.

(3)	Determination of audit policies, methods of investigating the state of the Company’s business and assets, and other matters relating to the performance of Corporate Auditors’ duties.

Article 5.    (Election and Discharge of Full-time Corporate Auditor)

The Board of Corporate Auditors shall, by its resolution, elect a Full-time Corporate Auditor from among the Corporate Auditors and discharge the Full-time Corporate Auditor.

Article 6.    (Chairman)

1.	The Board of Corporate Auditors shall, by its resolution, determine a chairman of the Board of Corporate Auditors.

2.	In addition to the duties set out in Article 9, Paragraph 1, the chairman shall also carry out the duties that are delegated by the Board of Corporate Auditors, but that does not preclude each Corporate Auditor from exercising his or her powers.

Article 7    (Specified Corporate Auditor)

1. The Board of Corporate Auditors shall, by its resolution, determine a person to carry out the duties set out below (the “Specified Corporate Auditor”):

(1)	to receive from the Board of Directors the business report and schedules attached thereto and the accounts-related documents, all of which the Board of Corporate Auditors should receive, and submit them to the Board of Corporate Auditors;

(2)	to provide notice of the contents of the Board of Corporate Auditors’ audit report relating to the business report and schedules attached thereto to the Director stipulated as the person to receive that notice (the “Specified Director”);

(3)	to agree with the Specified Director on a date to provide the notice set out in the preceding Item;

(4)	to receive from the accounting auditor a notice on the contents of the accounting audit report and notify the other Corporate Auditors of the contents of that audit report;

(5)	to agree with the Specified Director and the accounting auditor on a date to receive the notice set out in the preceding Item;

(6)	to notify the Specified Director and the accounting auditor of the contents of the Board of Corporate Auditors’ audit report relating to the accounts-related documents; and

(7)	to agree with the Specified Director on a date to provide the notice set out in the preceding Item.

2. The Specified Corporate Auditor shall be a Full-time Corporate Auditor.

Article 8.    (Timing of Meetings)

Meetings of the Board of Corporate Auditors shall be held regularly. However, meetings may be held from time to time whenever necessary.

Article 9.    (Convener)

1. The chairman of the Board of Corporate Auditors shall convene and operate the meetings of the Board of Corporate Auditors.

2. Each Corporate Auditor is entitled to request the chairman to convene a meeting of the Board of Corporate Auditors.

3. If the chairman does not convene a meeting of the Board of Corporate Auditors despite a request made under the preceding paragraph, the Corporate Auditor who made the request will be entitled to convene and operate the meeting himself or herself.

Article 10.    (Convocation Procedures)

1. To convene a meeting of the Board of Corporate Auditors, a notice of convocation shall be dispatched to each Corporate Auditor at least three (3) days before the date of the meeting. However, in case of urgent need that period may be shortened.

2. If the unanimous consent of all of the Corporate Auditors is obtained, a meeting of the Board of Corporate Auditors may be held without following the procedures for convocation.

Article 11.    (Method of Resolutions)

1. Resolutions of a meeting of the Board of Corporate Auditors shall be adopted by a majority of all the Corporate Auditors.

2. Before adopting any resolution, Corporate Auditors shall conduct deliberations based on sufficient materials.

Article 12.    (Resolutions of Audit Policies, etc.)

1. The Board of Corporate Auditors shall resolve the audit policy, audit plan and audit method, and the allotment of audit services.

2. In addition to resolving the matters set out in the preceding paragraph, the Board of Corporate Auditors shall resolve any matters it deems necessary for performing its duties, such as the budget for audit expenses.

3. The Board of Corporate Auditors shall resolve the contents of the systems set out below and request Directors establish these systems:

(1)	Matters relating to employees who should assist the Corporate Auditors (“Corporate Auditor Staff”);

(2)	Matters relating to the independence from Directors of the Corporate Auditor Staff;

(3)	A system for Directors and employees to report to Corporate Auditors and other systems relating to reports to Corporate Auditors; and

(4)	A system to ensure that Corporate Auditors’ audits are carried out effectively.

Article 13.    (Explanations to Representative Directors)

1. The Board of Corporate Auditors shall, as appropriate, report to the Representative Directors and the Board of Directors on audit policies and audit plans and the progress and results of audits.

2. In addition to determining matters stipulated under law, the Board of Corporate Auditors shall, upon consultation with Directors, determine the matters on which the Board of Directors and employees should report to the Board of Corporate Auditors under the systems set out in Paragraph 3(iii) of the preceding Article, and it shall be reported such matters.

Article 14.    (Reports to the Board of Corporate Auditors)

1. Corporate Auditors shall report to the Board of Corporate Auditors on the progress of their business and shall report on that progress whenever required by the Board of Corporate Auditors.

2. A Corporate Auditor who has been reported by an accounting auditor, Director, employee of the Audit Office, or any other relevant person shall report thereon to the Board of Corporate Auditors.

3. When necessary, the Board of Corporate Auditors shall request reports from accounting auditors, Directors, employees of the Audit Office, and other relevant persons.

4. If a Corporate Auditor, accounting auditor, Director, an employee of, for example, the Audit Office, or any other person notifies all of the members of the Board of Corporate Auditors of matters that should be reported to the Board of Corporate Auditors as set out in the preceding three (3) paragraphs, those matters shall not be required to be reported to the Board of Corporate Auditors.

Article 15.    (Measures to be Taken on Receiving Reports)

If the Board of Corporate Auditors receives a report as set out below, it shall conduct the necessary investigation and take measures appropriate to the circumstances:

(1)	A report from a Director that a fact has been discovered that might cause significant damage to the Company;

(2)	A report from an accounting auditor that (i) a Director has acted improperly in relation to carrying out his or her duties or (ii) a material fact has been discovered such as a breach of the Articles of Incorporation or a breach of laws or regulations; or

(3)	A report from a Director or an employee on matters stipulated in advance on consultation with Directors.

Article 16.    (Preparation of Audit Reports)

1. The Board of Corporate Auditors shall, after its deliberation, prepare the audit report of the Board of Corporate Auditors based on audit reports prepared by each Corporate Auditor.

2. If the contents of the Board of Corporate Auditors’ audit report differ from the contents of a Corporate Auditor’s audit report and that Corporate Auditor requests that the contents of his or her audit report be attached to the audit report of the Board of Corporate Auditors, then those contents shall be so attached.

3. Each Corporate Auditor shall sign or affix his or her name and seal to the Board of Corporate Auditors’ audit report. Full-time Corporate Auditors and outside corporate auditors shall enter or record in the audit report that they are Full-time Corporate Auditors or outside corporate auditors.

4. If the Company is to prepare extraordinary financial reports or consolidated financial reports, the preceding three (3) paragraphs shall apply mutatis mutandis to the preparation of those documents.

Article 17    (Consent etc. Concerning Appointment of Corporate Auditors)

1. The following matters concerning the appointment of Corporate Auditors shall be resolved at a meeting of the Board of Corporate Auditors:

(1)	Consent for submission of a proposal concerning the appointment of Corporate Auditors to a general meeting of shareholders;

(2)	Request for deliberation on the appointment of a Corporate Auditor at a general meeting of shareholders; and

(3)	Request for submission of a proposal concerning the appointment of a Corporate Auditor to a general meeting of shareholders.

2. The preceding paragraph shall also apply mutatis mutandis to the appointment of Corporate Auditors to fill vacancies of Corporate Auditors.

Article 18.    (Consent etc. Concerning Appointment of Accounting Auditors)

1. The following matters concerning appointment, non-reappointment or discharge of accounting auditors shall be resolved at a meeting of the Board of Corporate Auditors:

(1)	Consent for submission of a proposal concerning appointment of accounting auditors to a general meeting of shareholders;

(2)	Consent for deliberation on the non-reappointment or discharge of an accounting auditor at a general meeting of shareholders;

(3)	Request for submission of a proposal concerning the appointment of an accounting auditor to a general meeting of shareholders;

(4)	Request for deliberation on the appointment, non-reappointment or discharge of an accounting auditor at a general meeting of shareholders; and

(5)	Appointment of the person to temporarily perform the duties of an accounting auditor in its absence.

2. The consent of all Corporate Auditors to the discharge of an accounting auditor in accordance with statutory grounds for discharge may be obtained upon consultation at a meeting of the Board of Corporate Auditors. In such case, the Corporate Auditor appointed by the Board of Corporate Auditors must report on the discharge and the reasons therefor at the first general meeting of shareholders after such discharge.

3. The consent set out in the preceding paragraph may be obtained in writing or by electromagnetic record in case of urgent necessity.

Article 19.    (Consent to Remuneration etc. of the Accounting Auditor)

The consent to the remuneration etc. of the accounting auditor and any person who temporarily performs the duties of an accounting auditor may be obtained by resolution of the Board of Corporate Auditors.

Article 20.    (Consent of the Board of Corporate Auditors to the Exemption of Directors from Some of their Liability, etc.)

1. The consent of all Corporate Auditors set out below may be obtained upon consultation at a meeting of the Board of Corporate Auditors:

(1)	Consent for submission of a proposal concerning exemption of a Director from some of his or her liability to a general meeting of shareholders;

(2)	Consent for submission of a proposal concerning an amendment to the Articles of Incorporation so as to enable the exemption of Directors from some of their liability by a resolution of a meeting of the Board of Directors to a general meeting of shareholders;

(3)	Consent for submission of a proposal concerning exemption of a Director from some of his or her liability to a meeting of the Board of Directors in accordance with the Articles of Incorporation; and

(4)	Consent for submission of a proposal by the Board of Directors for an amendment to the Articles of Incorporation so as to enable the execution of an agreement limiting some of the liability of Outside Directors to a general meeting of shareholders.

2. The consent set out in the preceding paragraph may be obtained in writing or by electromagnetic record in case of urgent necessity.

Article 21.    (Consent to Auxiliary Intervention)

1. The consent of all of the Corporate Auditors for the Company’s providing auxiliary intervention for a Director defendant in a shareholder class action may be obtained upon consultation at the Board of Corporate Auditors.

2. The consent set out in the preceding paragraph may be obtained in writing or by electromagnetic record in case of urgent necessity.

Article 22.    (Deliberation on Exercise of Powers by Corporate Auditors)

Corporate Auditors may deliberate on the following matters in advance at a meeting of the Board of Corporate Auditors when they exercise their powers or fulfill their obligations with respect to those matters:

(1)	Explanation about questions to a Corporate Auditor notified by a shareholder before a general meeting of shareholders;

(2)	Report to the Board of Directors and request for convocation of a meeting of the Board of Directors, etc.;

(3)	Report of opinions concerning proposals or documents or other things to be submitted to a general meeting of shareholders;

(4)	Request for suspension of the acts of Directors that are beyond the scope of the Company’s purpose or that breach law, ordinance, or the Company’s Articles of Incorporation;

(5)	Statement of opinions on appointment, discharge, resignation and remuneration etc. of Corporate Auditors at a general meeting of shareholders;

(6)	Matters about lawsuits between the Company and a Director; and

(7)	Any other matters concerning the bringing of lawsuits, etc.

Article 23.    (Deliberation on Remuneration etc.)

Deliberation of the remuneration etc. of Corporate Auditors may, if all Corporate Auditors have so consented, be made at a meeting of the Board of Corporate Auditors.

Article 24.    (Minutes)

1. The Board of Corporate Auditors shall prepare minutes for its meetings, the contents of the minutes being the matters set out below, and each Corporate Auditor present shall sign or affix his or her name and seal to the minutes.

(1)	Place, date, and time of meeting (including the method of attendance of any Corporate Auditor, Director, or accounting auditor who was not at the location of the meeting but who attended the meeting of the Board of Corporate Auditors);

(2)	Outline of the proceedings and the results thereof;

(3)	If a Corporate Auditor stated his or her opinion or made a statement at the Board of Corporate Auditors’ meeting on any of the following matters, an outline of the details of the opinion or statement:

(A)	A report from a Director that a fact has been discovered that might cause significant damage to the Company; and

(B)	A report from an accounting auditor that (i) a Director has acted improperly in relation to carrying out his or her duties or (ii) a material fact has been discovered such as a breach of the Articles of Incorporation or a breach of laws or ordinances;

(4)	The name or trade name of the Directors and the accounting auditors present at the meeting; and

(5)	The name of the chairman of the meeting.

2. If the report to the Board of Corporate Auditors is not necessary pursuant to Article 14, Paragraph 4, minutes the contents of which shall be the matters set out below shall be prepared:

(1)	The content of matters that do not need to be reported to the Board of Corporate Auditors;

(2)	The day the report to the Board of Corporate Auditors was no longer required; and

(3)	The name of the Corporate Auditors who performed their duties in connection with preparing the minutes.

3. The Company shall retain the minutes set out in the preceding two (2) paragraphs at its head office for ten (10) years.

Article 25.    (Secretariat of the Board of Corporate Auditors)

The Corporate Auditor Staff shall take charge of duties concerning the convocation of the meetings of the Board of Corporate Auditors, preparation of the minutes and any other general matters concerning operation of the Board of Corporate Auditors.

Article 26.    (Code of Corporate Auditors Auditing Standards)

In addition to being governed by laws, ordinances, the Articles of Incorporation, and these Regulations, matters concerning the Board of Corporate Auditors and the performance of the duties of Corporate Auditors shall be governed by the Code of Corporate Auditors Auditing Standards, which are determined by the Board of Corporate Auditors.

Article 27.    (Amendment to and Abolition of Regulations)

Any amendment to or abolition of these Regulations shall be made by a resolution of the Board of Corporate Auditors.

(Supplementary Provision)

These amendments to the Regulations are effective as of October 22, 2008.

—End of Body of Regulations—